SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [x]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[x] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ECHO THERAPEUTICS, INC.
(Name of registrant as specified in its charter)

Platinum Partners Value Arbitrage Fund L.P.
Platinum Long Term Growth VII, LLC
Platinum Partners Liquid Opportunity Master Fund L.P.
Platinum-Montaur Life Sciences, LLC
Platinum Management (NY) LLC
Platinum Liquid Opportunity Management (NY) LLC
Mark Nordlicht
Uri Landesman
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[x] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
      Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[  ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

Platinum Management (NY) LLC, together with the other participants named herein (collectively, “Platinum”), has made a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying WHITE proxy card to be used at an upcoming meeting of stockholders of Echo Therapeutics, Inc. (the “Company”) to remove certain members of the Board of Directors of the Company.

On October 6, 2014, Platinum issued the following press release:

PLATINUM COMMENTS ON RECENT STATEMENTS PURPORTEDLY MADE BY ECHO THERAPEUTICS

Questions Actions and Motives of Echo Directors William Grieco, Vincent Enright and James Smith

Demands Lingering Directors Show Stockholders the Money

NEW YORK, October 6, 2014– An affiliate of Platinum Management (NY) LLC (“Platinum”), the largest stockholder of Echo Therapeutics, Inc. (“Echo” or the “Company”) (NASDAQ: ECTE) owning approximately 30% of Echo’s outstanding Common Stock on a fully converted basis, today commented on recent statements made, Platinum can only assume, by William Grieco, Vincent Enright and James Smith (the “Lingering Directors”), purportedly on behalf of Echo.

Mark Nordlicht, Managing Member, Chief Executive Officer and Chief Investment Officer of Platinum, stated: “With these statements, purportedly made on behalf of the Company, the actions and motives of the Lingering Directors have once again come into question. Why are the Lingering Directors focusing time, energy and resources fighting the two most recently and overwhelmingly elected members of the Board? Moreover, given that Echo has suspended operations and fired employees, all under the threat of bankruptcy, how is there possibly money for the Lingering Directors to waste on press releases and lawyers attacking members of their own Board? It cannot be more clear that these three members of the Board have gone rogue and no longer be trusted to represent any constituency other than themselves.”

Mr. Nordlicht continued, “Given, in our opinion, the incredible and repeated breaches of their fiduciary duties to stockholders, there is something Kafkaesque about the Lingering Directors questioning the duties and responsibilities of other directors. From what we can tell, Lingering Directors have not focused on finding solutions to Echo’s problems and have acted and continue to act without the input of the stockholder supported directors. When the market and stockholders read an Echo press release talking about the company, they should understand who is talking: three lingering directors who do not represent a constituency other than themselves.”

Mr. Nordlicht concluded, “Thankfully, we believe the end is in sight—stockholders will soon have the opportunity to pass judgment on the Lingering Directors when they face removal for cause. In the meantime, we call on the Lingering Directors to provide stockholders with accurate information on cash resources and the current “management” team. We remind the Lingering Directors it would be the height of self-dealing to if their misleading comments purportedly made on behalf of the Company foreshadow an attempt by them to use the last dollars in Echo for their personal benefit in a proxy fight against Platinum or otherwise. If that turns out to be the case, we trust a future Board would pursue all remedies against anyone squandering or aiding, abetting or receiving such misappropriated funds.”

* * *
Contacts:

Media:
Platinum Management (NY) LLC
Uri Landesman, President
212-582-2222

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Platinum Management (NY) LLC (“Platinum”), together with the other Participants (as defined below) named herein, has made a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying WHITE proxy card to be used at an upcoming meeting of stockholders of Echo Therapeutics, Inc. (the “Company”) to remove certain members of the Board of Directors of the Company.

PLATINUM STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, PLATINUM’S PROXY SOLICITOR, MORROW & CO., LLC WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The Participants in the solicitation are Platinum, Platinum Partners Value Arbitrage Fund L.P., (“PPVA”), Platinum Long Term Growth VII, LLC, Platinum Partners Liquid Opportunity Master Fund L.P. (“PPLO”), Platinum-Montaur, (“Platinum-Montaur”), Platinum Liquid Opportunity Management (NY) LLC, Mark Nordlicht and Uri Landesman.

As of the date hereof, the Participants collectively beneficially own an aggregate of 2,483,876 shares of Common Stock of the Company, consisting of the following: 1,605,424 shares of Common Stock directly owned by PPVA; 678,452 shares of Common Stock directly owned by PPLO; 100,000 shares of Common Stock underlying currently convertible Series C Preferred Stock directly owned by PPLO, and 100,000 shares of Common Stock underlying currently convertible Series D Preferred Stock directly owned by PPLO.

Additionally, (i) PPVA directly owns 948,243 shares of Series E Preferred Stock and 123,636 Warrants, and (ii) PPLO directly owns 180,497 shares of Series E Preferred Stock and 30,909 Warrants. The Warrants and Series E Preferred Stock each contain restrictions on exercise and conversion, respectively, such that a holder thereof may not exercise or convert, as the case may be, such Warrants or Series E Preferred Stock if the number of shares of Common Stock to be issued pursuant to such exercise or conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (“Section 13(d)”)) in excess of 19.99% of all of the Common Stock outstanding at such time. The Warrants and Series E Preferred Stock each also contain restrictions on exercise and conversion, respectively, such that a holder thereof may not exercise or convert, as the case may be, the Warrants or Series E Preferred Stock if the number of shares of Common Stock to be issued pursuant to such exercise or conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d)) in excess of 9.99% of all of the Common Stock outstanding at such time.

As of the date hereof, Platinum-Montaur directly owns Warrants exercisable into 595,000 shares of Common Stock (the “Montaur Warrants”) subject to restrictions on exercise such that the holder may not exercise the Montaur Warrants if the number of shares of Common Stock to be issued pursuant to such exercise would result in the holder beneficially owning (as determined in accordance with Section 13(d)) in excess of 4.99% of all of the Common Stock outstanding at such time (the “4.99% Blocker”). Pursuant to the terms of the Montaur Warrants, the 4.99% Blocker may be waived and increased up to 9.99% of all Common Stock outstanding upon the holder providing the Company with 61 days’ notice that such holder would like to waive the 4.99% Blocker.